Exhibit 99.1

Ventas Reports 2017 Third Quarter Results

  Earnings Growth and Enhanced Financial Strength
  Property Level Growth Across All Segments; Updated and Improved 2017 Guidance
  Over $600 Million of Strategic Dispositions with Gains Exceeding $500 Million
  Expansion of Attractive University-Based Life Science Business

CHICAGO--(BUSINESS WIRE)--October 27, 2017--Ventas, Inc. (NYSE: VTR) today announced its results for the third quarter ended September 30, 2017:

  Income from continuing operations per diluted common share for the third quarter 2017 grew five percent to $0.44 compared to the same period in 2016. The increase from the third quarter 2016 was driven by improved property performance, accretive investments and lower transaction costs. These benefits were partially offset by the impact of dispositions and loan repayments and $10 million, or approximately $0.03 per share, of current period expenses related to natural disasters (the “natural disaster expenses”).
  Normalized Funds From Operations (“FFO”) per diluted common share for the third quarter 2017 grew one percent to $1.04 compared to the same period in 2016. The increase from the third quarter 2016 was principally due to improved property performance and accretive investments, partially offset by the impact of dispositions and loan repayments.
  Reported FFO per diluted common share, as defined by the National Association of Real Estate Investment Trusts (“NAREIT FFO”), for the third quarter 2017 grew two percent to $1.02 compared to the same period in 2016. The increase from the third quarter 2016 was principally due to the same items as described for normalized FFO, but NAREIT FFO also includes the net benefit of lower transaction costs partially offset by natural disaster expenses.

Strong Results Fueled by the Ventas Advantage

“We delivered yet another strong quarter for our shareholders. With positive earnings and property growth, improved financial strength and recognition of over $500 million in gains from our ongoing divestiture of our skilled nursing assets, we are in an excellent position,” said Debra A. Cafaro, Ventas Chairman and Chief Executive Officer. “We are pleased to improve our 2017 property guidance and to accelerate the expansion of our university-based life science business through acquisitions and exciting ground-up developments with top-tier research institutions. The Ventas Advantage of a high-quality, diversified portfolio, leading platforms with care providers, developers, universities and health networks, and a consistent cohesive team will continue to fuel our success.”

Portfolio Performance

  The Company’s third quarter 2017 same-store total portfolio (1,045 assets) cash net operating income (“NOI”) grew 2.1 percent compared to the same period in 2016. Same-store cash NOI growth by segment follows:
    The triple-net leased portfolio increased 3.8 percent, driven by in-place lease escalations;
    The seniors housing operating portfolio (“SHOP”) grew 0.6 percent, supported by continued growth in high-barrier markets, largely offset by the impact of new deliveries in select markets; and
    The medical office building (“MOB”) portfolio rose 1.5 percent, supported by lease escalations and a strong tenant retention rate.
  The above results exclude the impact of natural disaster expenses recorded in the third quarter 2017.

Third Quarter 2017 and Recent Highlights

  The Company is further building out its institutional life science business through development and acquisition, with both existing university relationships and newly-created ones:
    Expansion of Ventas’s university footprint with the pending acquisition of a 262,000 square foot class-A life science building affiliated with a AA-rated research university that is a leading recipient of National Institutes of Health funding and an awardee of a Bill & Melinda Gates Foundation grant. The property is located in a thriving life science, medical and research campus, is 82 percent occupied and has potential for increased occupancy and NOI.
    Expansion of existing university relationships through commitment to a new $62 million life science and innovation center development affiliated with Brown University. This building, located in the growing sub-market adjacent to the Company’s recently opened South Street Landing project in Providence, Rhode Island, is 80 percent pre-leased to tenants including Brown, Johnson & Johnson and Cambridge Innovation Center. The project broke ground in the third quarter and will be a magnet to convene universities, private enterprise and entrepreneurs, and to spawn new companies.
  Ventas funded investments of over $80 million, including $67 million for the Company’s share of development and redevelopment projects during the quarter for projects currently underway.
  During and immediately following the quarter, Ventas sold properties and received final repayments on loans receivable for proceeds of $630 million, with gains exceeding $500 million, consisting principally of:
    The Company’s completed sales of 29 of its Kindred Healthcare, Inc. (NYSE: KND) (“Kindred”) skilled nursing facilities (“SNFs”) for proceeds of approximately $570 million. The Company continues to expect total aggregate proceeds of $700 million from sales of its 36 Kindred SNFs in 2017, representing a seven percent yield on cash rent and an eight percent GAAP yield. Following the sales of the Company’s Kindred SNFs, Ventas’s percentage of NOI received from SNFs will be only one percent of its aggregate NOI.
  The Company's credit profile, liquidity and financial health were excellent in the third quarter, including:
    Sequential improvement in Net Debt to Adjusted Pro Forma EBITDA to 5.7x;
    Sequential improvement in total indebtedness to gross asset value to 39 percent at quarter end; and
    Exceptional fixed charge coverage of 4.6x at quarter end.
  Ventas paid its shareholders a quarterly dividend of $0.775 per share, a six percent year-over-year increase.
  In September, Ventas closed a $400 million dollar revolving construction credit facility. The facility increases the Company’s liquidity and is designed to facilitate funding its growing development pipeline with its attractive platform partners, including Wexford, PMB Medical, Sunrise and Atria.
  Currently, the Company has excellent liquidity with $2.9 billion of available borrowing capacity and over $100 million of cash on hand.

Other Updates

  The Company intends to partner with an institutional investor in a to-be-established joint venture (the “JV”) that will own one of the Company’s existing senior living portfolios (the “Portfolio”). The Portfolio contains over 70 private pay senior living assets currently operated by Elmcroft Senior Living under a Master Lease with the Company. Ventas also has formed a strategic relationship with a seniors housing operator recently founded by a team of experienced senior living executives, led by Kai Hsiao, with a demonstrated track record of value creation and success. The new management company is expected to begin operating the Portfolio, and the JV is expected to close, in early 2018. The Company is in the preliminary stages of the transactions, and there can be no assurance whether, when or on what terms the transactions will be completed.

Continued Sustainability and Leadership Excellence

  Ventas Chairman and Chief Executive Officer Debra A. Cafaro was recognized by the Harvard Business Review as one of “The Best-Performing CEOs in the World.” She is one of 23 CEOs named to the Harvard Business Review list for four consecutive years and one of only two women on this year’s list. Ventas’s financial performance ranked 32nd of 898 companies globally for Ms. Cafaro’s tenure, which exceeds 18 years.
  Ventas’s leadership in environmental, social and governance (“ESG”) matters was recognized by two prominent benchmarking organizations:
    The Company was included in the Dow Jones Sustainability™ North America Index for the first time, ranking in the top quartile of real estate companies in North America across a broad spectrum of ESG metrics.
    In the 2017 GRESB real estate ESG assessment, Ventas ranked first among the three listed healthcare real estate company participants, retained its Green Star designation for the fourth consecutive year and improved its score by nearly 10 percent. Ventas also achieved an “A” ranking, the highest possible score, on the new GRESB Public Disclosure Assessment, recognizing the Company’s focus on transparency and public reporting.

Updated 2017 Guidance

Ventas updated and improved its expectations for full year 2017 same-store cash NOI growth as follows:

	Full Year 2017 Projected Same-Store Cash NOI Growth
	Current Guidance		07/28/2017 Guidance
	Low	High	Low	High

Triple-Net	3%	3.5%	2.5%	3.5%
SHOP	0.5%	1.5%	0%	2%
MOB	1.5%	2%	1%	2%
Total Company	2%	2.5%	1.5%	2.5%

Ventas expects income from continuing operations per diluted common share to range between $1.63 and $1.74 and NAREIT FFO per diluted common share to range between $4.07 and $4.12, both modestly lower than previously disclosed guidance principally due to the $0.03 per share of natural disaster expenses in the third quarter 2017.

The Company projects normalized FFO per diluted common share to now range between $4.13 and $4.16. The midpoint of the Company’s narrowed normalized FFO per share range remains unchanged from its previously disclosed guidance because improved property performance offsets the accelerated completion of the Company’s Kindred SNF sales.

No undisclosed material acquisitions or dispositions, loan repayments or capital activity are included in guidance. The Company expects to invest in future growth by funding approximately $300 million in development and redevelopment projects for the full year 2017, including attractive new ground-up medical office and life science developments.

The 2017 outlook assumes approximately 359 million weighted average fully-diluted shares. A reconciliation of the Company’s guidance to the Company’s projected GAAP measures is included in this press release.

The Company’s guidance is based on a number of other assumptions that are subject to change and many of which are outside the control of the Company. In particular, the Company’s estimate of natural disaster expenses is preliminary and subject to change. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

Third Quarter 2017 Conference Call

Ventas will hold a conference call to discuss this earnings release today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The dial-in number for the conference call is (844) 776-7841 (or +1 (661) 378-9542 for international callers). The participant passcode is “Ventas.” The conference call is being webcast live by NASDAQ OMX and can be accessed at the Company’s website at www.ventasreit.com. A replay of the webcast will be available following the call online, or by calling (855) 859-2056 (or +1 (404) 537-3406 for international callers), passcode 92386070, beginning at approximately 2:00 p.m. Eastern Time and will remain for 36 days.

Ventas, Inc., an S&P 500 company, is a leading real estate investment trust. Its diverse portfolio of more than 1,200 assets in the United States, Canada and the United Kingdom consists of seniors housing communities, medical office buildings, life science and innovation centers, inpatient rehabilitation and long-term acute care facilities, health systems and skilled nursing facilities. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. References to “Ventas” or the “Company” mean Ventas, Inc. and its consolidated subsidiaries unless otherwise expressly noted. More information about Ventas and Lillibridge can be found at www.ventasreit.com and www.lillibridge.com.

Supplemental information regarding the Company can be found on the Company’s website under the “Investor Relations” section or at www.ventasreit.com/investor-relations/annual-reports---supplemental-information. A comprehensive listing of the Company’s properties is available at www.ventasreit.com/our-portfolio/properties-by-stateprovince.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s or its tenants’, operators’, borrowers’ or managers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger or acquisition integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from the Company’s expectations. The Company does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially from expectations depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. These factors include without limitation: (a) the ability and willingness of the Company’s tenants, operators, borrowers, managers and other third parties to satisfy their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (b) the ability of the Company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (d) macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations, and changes in the federal or state budgets resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; (e) the nature and extent of future competition, including new construction in the markets in which the Company’s seniors housing communities and medical office buildings (“MOBs”) are located; (f) the extent and effect of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (h) the ability of the Company’s tenants, operators and managers, as applicable, to comply with laws, rules and regulations in the operation of the Company’s properties, to deliver high-quality services, to attract and retain qualified personnel and to attract residents and patients; (i) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues, earnings and funding sources; (j) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (k) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (l) final determination of the Company’s taxable net income for the year ending December 31, 2017; (m) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases, the Company’s ability to reposition its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations, including indemnification obligations, the Company may incur in connection with the replacement of an existing tenant; (n) risks associated with the Company’s senior living operating portfolio, such as factors that can cause volatility in the Company’s operating income and earnings generated by those properties, including without limitation national and regional economic conditions, costs of food, materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (o) changes in exchange rates for any foreign currency in which the Company may, from time to time, conduct business; (p) year-over-year changes in the Consumer Price Index or the UK Retail Price Index and the effect of those changes on the rent escalators contained in the Company’s leases and the Company’s earnings; (q) the Company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers; (r) the impact of increased operating costs and uninsured professional liability claims on the Company’s liquidity, financial condition and results of operations or that of the Company’s tenants, operators, borrowers and managers, and the ability of the Company and the Company’s tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (s) risks associated with the Company’s MOB portfolio and operations, including the Company’s ability to successfully design, develop and manage MOBs and to retain key personnel; (t) the ability of the hospitals on or near whose campuses the Company’s MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (u) risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (v) the Company’s ability to obtain the financial results expected from its development and redevelopment projects; (w) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; (x) consolidation activity in the seniors housing and healthcare industries resulting in a change of control of, or a competitor’s investment in, one or more of the Company’s tenants, operators, borrowers or managers or significant changes in the senior management of the Company’s tenants, operators, borrowers or managers; (y) the impact of litigation or any financial, accounting, legal or regulatory issues that may affect the Company or its tenants, operators, borrowers or managers; and (z) changes in accounting principles, or their application or interpretation, and the Company’s ability to make estimates and the assumptions underlying the estimates, which could have an effect on the Company’s earnings.

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016

Assets
Real estate investments:
Land and improvements	$2,121,214	$2,117,692	$2,123,266	$2,089,591	$2,089,329
Buildings and improvements	21,935,860	21,827,419	21,869,961	21,516,396	21,551,049
Construction in progress	306,095	281,093	213,281	210,599	192,848
Acquired lease intangibles	1,536,476	1,534,173	1,532,365	1,510,629	1,522,708
	25,899,645	25,760,377	25,738,873	25,327,215	25,355,934
Accumulated depreciation and amortization	(5,434,772)	(5,220,611)	(5,123,144)	(4,932,461)	(4,754,532)
Net real estate property	20,464,873	20,539,766	20,615,729	20,394,754	20,601,402
Secured loans receivable and investments, net	1,352,434	1,395,404	1,398,417	702,021	821,663
Investments in unconsolidated real estate entities	117,185	119,794	108,976	95,921	97,814
Net real estate investments	21,934,492	22,054,964	22,123,122	21,192,696	21,520,879
Cash and cash equivalents	85,063	103,353	91,284	286,707	89,279
Escrow deposits and restricted cash	76,522	68,343	92,175	80,647	89,521
Goodwill	1,034,497	1,034,054	1,033,484	1,033,225	1,043,075
Assets held for sale	68,926	89,569	61,983	54,961	195,252
Other assets	540,295	505,475	517,283	518,364	488,258
Total assets	$23,739,795	$23,855,758	$23,919,331	$23,166,600	$23,426,264

Liabilities and equity
Liabilities:
Senior notes payable and other debt	$11,424,145	$11,907,997	$11,943,733	$11,127,326	$11,252,327
Accrued interest	95,684	87,248	78,219	83,762	70,790
Accounts payable and other liabilities	943,800	929,573	946,674	907,928	930,103
Liabilities related to assets held for sale	9,837	9,812	1,389	1,462	77,608
Deferred income taxes	296,272	296,822	294,057	316,641	315,713
Total liabilities	12,769,738	13,231,452	13,264,072	12,437,119	12,646,541

Redeemable OP unitholder and noncontrolling interests	171,813	182,154	171,384	200,728	209,278

Commitments and contingencies

Equity:
Ventas stockholders' equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 356,163; 356,134; 354,863; 354,125; and 353,793 shares issued at September 30, 2017, June 30, 2017, March 31, 2017, December 31, 2016, and September 30, 2016, respectively	89,023	89,016	88,698	88,514	88,431
Capital in excess of par value	13,034,527	13,019,023	12,944,501	12,917,002	12,870,566
Accumulated other comprehensive loss	(40,780)	(45,035)	(53,657)	(57,534)	(49,614)
Retained earnings (deficit)	(2,351,430)	(2,688,946)	(2,564,936)	(2,487,695)	(2,420,766)
Treasury stock, 0; 0; 0; 1 and 1 shares at September 30, 2017, June 30, 2017, March 31, 2017, December 31, 2016, and September 30, 2016, respectively	—	—	—	(47)	(78)
Total Ventas stockholders' equity	10,731,340	10,374,058	10,414,606	10,460,240	10,488,539
Noncontrolling interests	66,904	68,094	69,269	68,513	81,906
Total equity	10,798,244	10,442,152	10,483,875	10,528,753	10,570,445
Total liabilities and equity	$23,739,795	$23,855,758	$23,919,331	$23,166,600	$23,426,264

CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues
Rental income:
Triple-net leased	$212,370	$210,424	$634,955	$635,030
Office	189,506	158,273	561,641	446,496
	401,876	368,697	1,196,596	1,081,526
Resident fees and services	461,700	461,974	1,386,131	1,390,387
Office building and other services revenue	3,196	4,317	9,781	17,006
Income from loans and investments	32,985	31,566	85,499	78,098
Interest and other income	171	562	854	792
Total revenues	899,928	867,116	2,678,861	2,567,809
Expenses
Interest	113,869	105,063	336,245	312,001
Depreciation and amortization	213,407	208,387	655,298	666,735
Property-level operating expenses:
Senior living	315,598	312,145	936,296	932,675
Office	60,609	48,972	174,728	136,619
	376,207	361,117	1,111,024	1,069,294
Office building services costs	418	974	1,708	6,277
General, administrative and professional fees	33,317	31,567	100,560	95,387
Loss on extinguishment of debt, net	511	383	856	3,165
Merger-related expenses and deal costs	804	16,217	8,903	25,073
Other	13,030	2,430	16,066	8,901
Total expenses	751,563	726,138	2,230,660	2,186,833
Income before unconsolidated entities, income taxes, discontinued operations, real estate dispositions and noncontrolling interests	148,365	140,978	448,201	380,976
Income from unconsolidated entities	750	931	3,794	2,151
Income tax benefit	7,815	8,537	13,119	28,507
Income from continuing operations	156,930	150,446	465,114	411,634
Discontinued operations	(19)	(118)	(95)	(755)
Gain (loss) on real estate dispositions	458,280	(144)	502,288	31,779
Net income	615,191	150,184	967,307	442,658
Net income attributable to noncontrolling interests	1,233	732	3,391	1,064
Net income attributable to common stockholders	$613,958	$149,452	$963,916	$441,594
Earnings per common share
Basic:
Income from continuing operations	$0.44	$0.43	$1.31	$1.20
Net income attributable to common stockholders	1.72	0.43	2.71	1.29
Diluted:
Income from continuing operations	$0.44	$0.42	$1.30	$1.19
Net income attributable to common stockholders	1.71	0.42	2.69	1.28

Weighted average shares used in computing earnings per common share
Basic	355,929	350,274	355,110	341,610
Diluted	359,333	354,186	358,365	345,352

Dividends declared per common share	$0.775	$0.73	$2.325	$2.19

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	For the Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
Revenues
Rental income:
Triple-net leased	$212,370	$213,258	$209,327	$210,804	$210,424
Office	189,506	186,240	185,895	183,846	158,273
	401,876	399,498	395,222	394,650	368,697
Resident fees and services	461,700	460,243	464,188	456,919	461,974
Office building and other services revenue	3,196	3,179	3,406	4,064	4,317
Income from loans and investments	32,985	32,368	20,146	19,996	31,566
Interest and other income	171	202	481	84	562
Total revenues	899,928	895,490	883,443	875,713	867,116

Expenses
Interest	113,869	113,572	108,804	107,739	105,063
Depreciation and amortization	213,407	224,108	217,783	232,189	208,387
Property-level operating expenses:
Senior living	315,598	308,625	312,073	310,303	312,145
Office	60,609	57,205	56,914	55,165	48,972
	376,207	365,830	368,987	365,468	361,117
Office building services costs	418	552	738	1,034	974
General, administrative and professional fees	33,317	33,282	33,961	31,488	31,567
Loss (gain) on extinguishment of debt, net	511	36	309	(386)	383
Merger-related expenses and deal costs	804	6,043	2,056	(438)	16,217
Other	13,030	1,848	1,188	1,087	2,430
Total expenses	751,563	745,271	733,826	738,181	726,138

Income before unconsolidated entities, income taxes, discontinued operations, real estate dispositions and noncontrolling interests	148,365	150,219	149,617	137,532	140,978
Income (loss) from unconsolidated entities	750	(106)	3,150	2,207	931
Income tax benefit	7,815	2,159	3,145	2,836	8,537
Income from continuing operations	156,930	152,272	155,912	142,575	150,446
Discontinued operations	(19)	(23)	(53)	(167)	(118)
Gain (loss) on real estate dispositions	458,280	719	43,289	66,424	(144)
Net income	615,191	152,968	199,148	208,832	150,184
Net income attributable to noncontrolling interests	1,233	1,137	1,021	1,195	732
Net income attributable to common stockholders	$613,958	$151,831	$198,127	$207,637	$149,452

Earnings per common share
Basic:
Income from continuing operations	$0.44	$0.43	$0.44	$0.40	$0.43
Net income attributable to common stockholders	1.72	0.43	0.56	0.59	0.43
Diluted:
Income from continuing operations	$0.44	$0.42	$0.44	$0.40	$0.42
Net income attributable to common stockholders	1.71	0.42	0.55	0.58	0.42

Weighted average shares used in computing earnings per common share
Basic	355,929	355,024	354,410	353,911	350,274
Diluted	359,333	358,311	357,572	357,435	354,186

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net income	$967,307	$442,658
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	655,298	666,735
Amortization of deferred revenue and lease intangibles, net	(16,283)	(15,307)
Other non-cash amortization	11,186	7,174
Stock-based compensation	19,923	15,885
Straight-lining of rental income, net	(17,384)	(21,386)
Loss on extinguishment of debt, net	856	3,165
Gain on real estate dispositions	(502,288)	(31,779)
Gain on real estate loan investments	(124)	(2,271)
Income tax benefit	(15,619)	(30,832)
Income from unconsolidated entities	(767)	(2,151)
Gain on re-measurement of equity interest upon acquisition, net	(3,027)	—
Distributions from unconsolidated entities	3,909	5,574
Other	7,439	(1,075)
Changes in operating assets and liabilities:
(Increase) decrease in other assets	(17,598)	1,753
Increase (decrease) in accrued interest	12,688	(10,053)
Decrease in accounts payable and other liabilities	(19,277)	(21,944)
Net cash provided by operating activities	1,086,239	1,006,146
Cash flows from investing activities:
Net investment in real estate property	(262,123)	(1,421,592)
Investment in loans receivable and other	(734,033)	(154,949)
Proceeds from real estate disposals	532,137	63,561
Proceeds from loans receivable	84,361	194,063
Development project expenditures	(210,423)	(94,398)
Capital expenditures	(83,387)	(75,296)
Distributions from unconsolidated entities	5,816	—
Investment in unconsolidated entities	(42,399)	(6,175)
Net cash used in investing activities	(710,051)	(1,494,786)
Cash flows from financing activities:
Net change in borrowings under revolving credit facility	384,738	46,728
Proceeds from debt	1,058,437	876,617
Repayment of debt	(1,225,525)	(916,505)
Purchase of noncontrolling interests	(15,809)	(1,604)
Payment of deferred financing costs	(26,426)	(6,147)
Issuance of common stock, net	73,596	1,265,702
Cash distribution to common stockholders	(827,285)	(750,402)
Cash distribution to redeemable OP unitholders	(5,677)	(6,486)
Contributions from noncontrolling interests	4,402	5,926
Distributions to noncontrolling interests	(9,248)	(5,121)
Other	10,543	16,631
Net cash (used in) provided by financing activities	(578,254)	525,339
Net (decrease) increase in cash and cash equivalents	(202,066)	36,699
Effect of foreign currency translation on cash and cash equivalents	422	(443)
Cash and cash equivalents at beginning of period	286,707	53,023
Cash and cash equivalents at end of period	$85,063	$89,279

Supplemental schedule of non-cash activities:
Assets acquired and liabilities assumed from acquisitions:
Real estate investments	$206,771	$59,666
Utilization of funds held for an Internal Revenue Code Section 1031 exchange	(84,995)	(6,954)
Other assets	(5,546)	79,879
Debt	64,629	47,641
Other liabilities	64,090	60,446
Deferred income tax liability	(16,116)	2,279
Noncontrolling interests	3,627	22,225
Equity issued for redemption of OP and Class C units	22,694	22,970

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
Cash flows from operating activities:
Net income	$615,191	$152,968	$199,148	$208,832	$150,184
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	213,407	224,108	217,783	232,189	208,387
Amortization of deferred revenue and lease intangibles, net	(5,434)	(5,834)	(5,015)	(5,029)	(5,217)
Other non-cash amortization	4,602	4,124	2,460	3,183	2,487
Stock-based compensation	6,527	6,695	6,701	5,073	5,848
Straight-lining of rental income, net	(6,229)	(5,778)	(5,377)	(6,602)	(5,960)
Loss (gain) on extinguishment of debt, net	511	36	309	(386)	383
(Gain) loss on real estate dispositions	(458,280)	(719)	(43,289)	(66,424)	144
Gain on real estate loan investments	(120)	(4)	—	—	(2,238)
Income tax benefit	(8,515)	(2,959)	(4,145)	(3,395)	(9,389)
(Income) loss from unconsolidated entities	(750)	106	(123)	(2,207)	(931)
Gain on re-measurement of equity interest upon acquisition, net	—	—	(3,027)	—	—
Distributions from unconsolidated entities	775	754	2,380	2,024	1,701
Other	6,091	696	652	(772)	(1,799)
Changes in operating assets and liabilities:
(Increase) decrease in other assets	(47,532)	33,648	(3,714)	3,807	(8,856)
Increase (decrease) in accrued interest	8,138	9,291	(4,741)	12,657	(9,284)
Increase (decrease) in accounts payable and other liabilities	20,601	(15,607)	(24,271)	(16,755)	19,950
Net cash provided by operating activities	348,983	401,525	335,731	366,195	345,410
Cash flows from investing activities:
Net investment in real estate property	(22,625)	(40,655)	(198,843)	(7,520)	(1,387,139)
Investment in loans receivable and other	(15,800)	(16,875)	(701,358)	(3,686)	(2,499)
Proceeds from real estate disposals	512,567	19,570	—	237,000	—
Proceeds from loans receivable	59,294	21,704	3,363	126,019	186,419
Development project expenditures	(67,154)	(56,817)	(86,452)	(49,249)	(24,719)
Capital expenditures	(27,435)	(32,117)	(23,835)	(42,160)	(28,371)
Distributions from unconsolidated entities	5,816	—	—	—	—
Investment in unconsolidated entities	(3,351)	(12,108)	(26,940)	(261)	(1,910)
Net cash provided by (used in) investing activities	441,312	(117,298)	(1,034,065)	260,143	(1,258,219)
Cash flows from financing activities:
Net change in borrowings under revolving credit facility	20,282	341,634	22,822	(82,365)	22,424
Proceeds from debt	29,928	231,295	797,214	16,601	460,400
Repayment of debt	(568,989)	(636,040)	(20,496)	(105,608)	(176,168)
Purchase of noncontrolling interests	—	—	(15,809)	(1,242)	—
Payment of deferred financing costs	(6,739)	(13,303)	(6,384)	(408)	(2,303)
Issuance of common stock, net	—	73,596	—	20,978	887,963
Cash distribution to common stockholders	(276,320)	(275,597)	(275,368)	(274,566)	(256,931)
Cash distribution to redeemable OP unitholders	(1,957)	(1,827)	(1,893)	(2,154)	(2,049)
Contributions from noncontrolling interests	2,175	125	2,102	1,400	246
Distributions to noncontrolling interests	(5,092)	(1,746)	(2,410)	(1,758)	(1,539)
Other	841	6,405	3,297	621	13,009
Net cash (used in) provided by financing activities	(805,871)	(275,458)	503,075	(428,501)	945,052
Net (decrease) increase in cash and cash equivalents	(15,576)	8,769	(195,259)	197,837	32,243
Effect of foreign currency translation on cash and cash equivalents	(2,714)	3,300	(164)	(409)	(286)
Cash and cash equivalents at beginning of period	103,353	91,284	286,707	89,279	57,322
Cash and cash equivalents at end of period	$85,063	$103,353	$91,284	$286,707	$89,279

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(In thousands)

	For the Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
Supplemental schedule of non-cash activities:
Assets acquired and liabilities assumed from acquisitions:
Real estate investments	$1,505	$16,347	$188,919	$9,426	$51,001
Utilization of funds held for an Internal Revenue Code Section 1031 exchange	—	—	(84,995)	—	—
Other assets	(1,450)	(3,723)	(373)	10,158	79,018
Debt	—	12,167	52,462	—	47,641
Other liabilities	(1,664)	(2,922)	68,676	12,190	57,808
Deferred income tax liability	64	3,384	(19,564)	7,102	2,345
Noncontrolling interests	1,655	(5)	1,977	292	22,225
Equity issued for redemption of OP and Class C units	335	288	22,071	1,348	2,200

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Funds From Operations (FFO) and Funds Available for Distribution (FAD)[1]
(Dollars in thousands, except per share amounts)

								YOY
	2016			2017				Growth
	Q3	Q4	FY	Q1	Q2	Q3	YTD	'16-'17
Income from continuing operations	$150,446	$142,575	$554,209	$155,912	$152,272	$156,930	$465,114	4%
Income from continuing operations per share	$0.42	$0.40	$1.59	$0.44	$0.42	$0.44	$1.30	5%
Discontinued operations	(118)	(167)	(922)	(53)	(23)	(19)	(95)
(Loss) gain on real estate dispositions	(144)	66,424	98,203	43,289	719	458,280	502,288
Net income	150,184	208,832	651,490	199,148	152,968	615,191	967,307
Net income attributable to noncontrolling interests	732	1,195	2,259	1,021	1,137	1,233	3,391
Net income attributable to common stockholders	$149,452	$207,637	$649,231	$198,127	$151,831	$613,958	$963,916	311%
Net income attributable to common stockholders per share	$0.42	$0.58	$1.86	$0.55	$0.42	$1.71	$2.69	307%

Adjustments:
Depreciation and amortization on real estate assets	206,560	230,353	891,985	215,961	222,347	211,784	650,092
Depreciation on real estate assets related to noncontrolling interests	(1,865)	(2,031)	(7,785)	(1,995)	(1,817)	(1,911)	(5,723)
Depreciation on real estate assets related to unconsolidated entities	1,113	1,432	5,754	1,187	1,458	855	3,500
Gain on re-measurement of equity interest upon acquisition, net	—	—	—	(3,027)	—	—	(3,027)
Loss (gain) on real estate dispositions	144	(66,424)	(98,203)	(43,289)	(719)	(458,280)	(502,288)
Gain on real estate dispositions related to noncontrolling interests	—	—	—	—	—	18	18
Loss (gain) on real estate dispositions related to unconsolidated entities	—	56	(439)	23	(82)	(986)	(1,045)
Discontinued operations:
Loss on real estate dispositions	—	—	1	—	—	—	—
Subtotal: FFO add-backs	205,952	163,386	791,313	168,860	221,187	(248,520)	141,527
Subtotal: FFO add-backs per share	$0.58	$0.46	$2.27	$0.47	$0.62	$(0.69)	$0.39
FFO (NAREIT) attributable to common stockholders	$355,404	$371,023	$1,440,544	$366,987	$373,018	$365,438	$1,105,443	3%
FFO (NAREIT) attributable to common stockholders per share	$1.00	$1.04	$4.13	$1.03	$1.04	$1.02	$3.08	2%

Adjustments:
Change in fair value of financial instruments	14	134	62	23	(153)	8	(122)
Non-cash income tax benefit	(9,389)	(3,395)	(34,227)	(4,145)	(2,959)	(8,515)	(15,619)
Loss (gain) on extinguishment of debt, net	383	(386)	2,779	403	47	486	936
Loss (gain) on non-real estate dispositions related to unconsolidated entities	28	—	(557)	4	(16)	(22)	(34)
Merger-related expenses, deal costs and re-audit costs	16,965	(479)	28,290	3,129	7,036	2,741	12,906
Amortization of other intangibles	438	438	1,752	438	365	328	1,131
Unusual items related to unconsolidated entities	—	—	—	212	280	1,207	1,699
Non-cash impact of changes to equity plan	—	—	—	999	1,711	1,372	4,082
Natural disaster expenses (recoveries), net	—	—	—	—	—	9,810	9,810
Subtotal: normalized FFO add-backs	8,439	(3,688)	(1,901)	1,063	6,311	7,415	14,789
Subtotal: normalized FFO add-backs per share	$0.02	$(0.01)	$(0.01)	$0.00	$0.02	$0.02	$0.04
Normalized FFO attributable to common stockholders	$363,843	$367,335	$1,438,643	$368,050	$379,329	$372,853	$1,120,232	2%
Normalized FFO attributable to common stockholders per share	$1.03	$1.03	$4.13	$1.03	$1.06	$1.04	$3.13	1%

Non-cash items included in normalized FFO:
Amortization of deferred revenue and lease intangibles, net	(5,217)	(5,029)	(20,336)	(5,015)	(5,834)	(5,434)	(16,283)
Other non-cash amortization, including fair market value of debt	2,487	3,183	10,357	2,460	4,124	4,602	11,186
Stock-based compensation	5,848	5,073	20,958	5,702	4,984	5,155	15,841
Straight-lining of rental income, net	(5,960)	(6,602)	(27,988)	(5,377)	(5,778)	(6,229)	(17,384)
Subtotal: non-cash items included in normalized FFO	(2,842)	(3,375)	(17,009)	(2,230)	(2,504)	(1,906)	(6,640)
Capital expenditures	(29,991)	(44,540)	(124,621)	(24,919)	(33,148)	(30,899)	(88,966)
Normalized FAD attributable to common stockholders	$331,010	$319,420	$1,297,013	$340,901	$343,677	$340,048	$1,024,626	3%
Merger-related expenses, deal costs and re-audit costs	(16,965)	479	(28,290)	(3,129)	(7,036)	(2,741)	(12,906)
Unusual items related to unconsolidated entities	—	—	—	(212)	(280)	(1,207)	(1,699)
FAD attributable to common stockholders	$314,045	$319,899	$1,268,723	$337,560	$336,361	$336,100	$1,010,021	7%
Weighted average diluted shares	354,186	357,435	348,390	357,572	358,311	359,333	358,365

[1] Per share amounts may not add due to rounding. Per share quarterly amounts may not add to annual per share amounts due to material changes in the Company’s weighted average diluted share count, if any.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers FFO, normalized FFO, FAD and normalized FAD to be appropriate supplemental measures of operating performance of an equity REIT. In particular, the Company believes that normalized FFO is useful because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by non-recurring items and other non-operational events such as transactions and litigation. In some cases, the Company provides information about identified non-cash components of FFO and normalized FFO because it allows investors, analysts and Company management to assess the impact of those items on the Company’s financial results.

The Company uses the National Association of Real Estate Investment Trusts (“NAREIT”) definition of FFO. NAREIT defines FFO as net income attributable to common stockholders (computed in accordance with GAAP) excluding gains or losses from sales of real estate property, including gains or losses on re-measurement of equity method investments, and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company defines normalized FFO as FFO excluding the following income and expense items (which may be recurring in nature): (a) merger-related costs and expenses, including amortization of intangibles, transition and integration expenses, and deal costs and expenses, including expenses and recoveries relating to acquisition lawsuits; (b) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt; (c) the non-cash effect of income tax benefits or expenses, the non-cash impact of changes to the Company’s executive equity compensation plan and derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement; (d) the financial impact of contingent consideration, severance-related costs and charitable donations made to the Ventas Charitable Foundation; (e) gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments; (f) gains and losses on non-real estate dispositions and other unusual items related to unconsolidated entities; (g) expenses related to the re-audit and re-review in 2014 of the Company’s historical financial statements and related matters; and (h) net expenses or recoveries related to natural disasters. Normalized FAD represents normalized FFO excluding non-cash components, which include straight-line rental adjustments, and deducting capital expenditures, including tenant allowances and leasing commissions. FAD represents normalized FAD after subtracting merger-related expenses, deal costs and re-audit costs and unusual items related to unconsolidated entities.

FFO, normalized FFO, FAD and normalized FAD presented herein may not be comparable to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. FFO, normalized FFO, FAD and normalized FAD should not be considered as alternatives to net income or income from continuing operations (both determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that income from continuing operations is the most comparable GAAP measure because it provides insight into the Company’s continuing operations. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO, normalized FFO, FAD and normalized FAD should be examined in conjunction with net income and income from continuing operations as presented elsewhere herein.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
EPS, FFO and FAD Guidance Attributable to Common Stockholders [1,2]
(Dollars in millions, except per share amounts)

	Tentative / Preliminary and Subject to Change
	FY2017 - Guidance		2017 - Per Share
	Low	High	Low	High

Income from Continuing Operations	$584	$623	$1.63	$1.74

Gain on Real Estate Dispositions	705	725	1.97	2.02
Other Adjustments [3]	(4)	(5)	(0.01)	(0.01)

Net Income Attributable to Common Stockholders	$1,285	$1,343	$3.58	$3.74

Depreciation and Amortization Adjustments	884	865	2.47	2.41
Gain on Real Estate Dispositions	(705)	(725)	(1.97)	(2.02)
Other Adjustments [3]	(4)	(4)	(0.01)	(0.01)

FFO (NAREIT) Attributable to Common Stockholders	$1,460	$1,479	$4.07	$4.12

Merger-Related Expenses, Deal Costs and Re-Audit Costs	15	13	0.04	0.04
Other Adjustments [3]	6	1	0.02	0.00

Normalized FFO Attributable to Common Stockholders	$1,481	$1,493	$4.13	$4.16
% Year-Over-Year Growth			0%	1%

Non-Cash Items Included in Normalized FFO	(7)	(7)
Capital Expenditures	(130)	(136)

Normalized FAD Attributable to Common Stockholders	$1,344	$1,350

Merger-Related Expense, Deal Costs and Re-Audit Costs	(15)	(13)
Other Adjustments [3]	(3)	(3)

FAD Attributable to Common Stockholders	$1,326	$1,334

Weighted Average Diluted Shares (in millions)	359	359

[1]

The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.

[2]	Per share quarterly amounts may not add to annual per share amounts due to changes in the Company's weighted average diluted share count, if any.
[3]	See table titled “Funds From Operations (FFO) and Funds Available for Distribution (FAD)” for detailed breakout of adjustments for each respective category.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Debt to Adjusted Pro Forma EBITDA
(Dollars in thousands)

The following table illustrates net debt to pro forma earnings, which includes amounts in discontinued operations, before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense), excluding gains or losses on extinguishment of debt, consolidated joint venture partners’ share of EBITDA, merger-related expenses and deal costs, expenses related to the re-audit and re-review in 2014 of the Company’s historical financial statements, net gains or losses on real estate activity, gains or losses on re-measurement of equity interest upon acquisition, changes in the fair value of financial instruments, unrealized foreign currency gains or losses and net expenses or recoveries related to natural disasters, and including the Company’s share of EBITDA from unconsolidated entities and adjustments for other immaterial or identified items (“Adjusted EBITDA”).

The following information considers the pro forma effect on Adjusted EBITDA of the Company’s activity during the three months ended September 30, 2017, as if the transactions had been consummated as of the beginning of the period (“Adjusted Pro Forma EBITDA”).

The Company believes that net debt, Adjusted Pro Forma EBITDA and net debt to Adjusted Pro Forma EBITDA are useful to investors, analysts and Company management because they allow the comparison of the Company’s credit strength between periods and to other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual credit quality.

Income from continuing operations	$156,930
Discontinued operations	(19)
Gain on real estate dispositions	458,280
Net income	615,191
Net income attributable to noncontrolling interests	1,233
Net income attributable to common stockholders	613,958
Adjustments:
Interest	113,869
Loss on extinguishment of debt, net	511
Taxes (including tax amounts in general, administrative and professional fees)	(8,130)
Depreciation and amortization	213,407
Non-cash stock-based compensation expense	6,527
Merger-related expenses, deal costs and re-audit costs	2,092
Net income (loss) attributable to noncontrolling interests, net of consolidated joint venture partners’ share of EBITDA	(3,278)
(Income) loss from unconsolidated entities, net of Ventas share of EBITDA from unconsolidated entities	6,660
Gain on real estate dispositions	(458,280)
Unrealized foreign currency losses	210
Change in fair value of financial instruments	6
Natural disaster expenses (recoveries), net	9,810
Adjusted EBITDA	497,362
Pro forma adjustments for current period activity	(3,069)
Adjusted Pro Forma EBITDA	$494,293

Adjusted Pro Forma EBITDA annualized	$1,977,172

As of September 30, 2017:
Total debt	$11,424,145
Cash	(85,063)
Restricted cash pertaining to debt	(38,727)
Consolidated joint venture partners’ share of debt	(74,135)
Ventas share of debt from unconsolidated entities	89,860
Net debt	$11,316,080

Net debt to Adjusted Pro Forma EBITDA	5.7	x

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Operating Income (NOI) and Same-Store Cash NOI by Segment
(Dollars in thousands)

The Company considers NOI and same-store cash NOI as important supplemental measures because they allow investors, analysts and the Company’s management to assess its unlevered property-level operating results and to compare its operating results with those of other real estate companies and between periods on a consistent basis. The Company defines NOI as total revenues, less interest and other income, property-level operating expenses and office building services costs. In the case of NOI, cash receipts may differ due to straight-line recognition of certain rental income and the application of other GAAP policies. The Company believes that income from continuing operations is the most comparable GAAP measure for both NOI and same-store cash NOI because it provides insight into the Company’s continuing operations. The Company defines same-store as properties owned, consolidated, operational and reported under a consistent business model for the full period in both comparison periods, and excluding assets intended for disposition and for SHOP, those properties that transitioned operators after the start of the prior comparison period. To normalize for exchange rate movements, all same-store cash NOI measures assume constant exchange rates across comparable periods, using the following methodology: the current period’s results are shown in actual reported USD, while prior comparison period’s results are adjusted and converted to USD based on the average exchange rate for the current period.

	Triple-Net Leased Properties	Senior Living Operations	Office Operations	All Other	Total
For the Three Months Ended September 30, 2017
Income from continuing operations					$156,930
Adjustments:
Interest and other income					(171)
Interest					113,869
Depreciation and amortization					213,407
General, administrative and professional fees					33,317
Loss on extinguishment of debt, net					511
Merger-related expenses and deal costs					804
Other					13,030
Income from unconsolidated entities					(750)
Income tax benefit					(7,815)
Reported Segment NOI	$213,495	$146,102	$130,047	$33,488	523,132
Adjustments:
Normalizing adjustment for technology costs	—	1,616	—	—	1,616
NOI not included in same-store	(37,009)	(5,628)	(29,114)	—	(71,751)
Straight-lining of rental income	(1,195)	—	(5,034)	—	(6,229)
Non-cash rental income	(4,277)	—	(312)	—	(4,589)
Non-segment NOI	—	—	—	(33,488)	(33,488)
	(42,481)	(4,012)	(34,460)	(33,488)	(114,441)
Same-Store cash NOI (Constant Currency)	$171,014	$142,090	$95,587	$—	$408,691
Percentage increase	3.8%	0.6%	1.5%		2.1%

	Triple-Net Leased Properties	Senior Living Operations	Office Operations	All Other	Total
For the Three Months Ended September 30, 2016
Income from continuing operations					$150,446
Adjustments:
Interest and other income					(562)
Interest					105,063
Depreciation and amortization					208,387
General, administrative and professional fees					31,567
Loss on extinguishment of debt, net					383
Merger-related expenses and deal costs					16,217
Other					2,430
Income from unconsolidated entities					(931)
Income tax benefit					(8,537)
Reported Segment NOI	$211,670	$149,829	$110,538	$32,426	504,463
Adjustments:
NOI not included in same-store	(39,209)	(9,237)	(13,439)	—	(61,885)
Straight-lining of rental income	(2,607)	—	(3,329)	—	(5,936)
Non-cash rental income	(5,092)	—	383	—	(4,709)
Non-segment NOI	—	—	—	(32,426)	(32,426)
NOI impact from change in FX	(14)	699	—	—	685
	(46,922)	(8,538)	(16,385)	(32,426)	(104,271)
Same-Store cash NOI (Constant Currency)	$164,748	$141,291	$94,153	$—	$400,192

NON-GAAP FINANCIAL MEASURES RECONCILIATION
NOI and Same-Store Cash NOI by Segment Guidance [1,2]
(Dollars in millions, except per share amounts)

	FY2017 - Guidance
	Tentative / Preliminary and Subject to Change
	NNN	SHOP	Office	Non-Segment	Total
High End
Income from Continuing Operations					$623
Depreciation and Amortization[3]					874
Interest Expense, G&A, Other Income and Expenses[4]					588
Reported Segment NOI[5]	$844	$594	$523	$123	2,085
Normalizing Adjustment for Technology Costs[6]	—	3	—	—	3
Non-Cash and Non-Same-Store Adjustments	(163)	(32)	(140)	(123)	(458)
Same-Store Cash NOI[5]	681	565	383	—	1,630
Percentage Increase	3.5%	1.5%	2.0%	NM	2.5%

Modification Fees	—	—	—	—	—
Adjusted Same-Store Cash NOI[5]	$681	$565	$383	$—	$1,630
Adjusted Percentage Increase	3.9%	1.5%	2.0%	NM	2.7%

Low End
Income from Continuing Operations					$584
Depreciation and Amortization[3]					869
Interest Expense, G&A, Other Income and Expenses[4]					622
Reported Segment NOI[5]	$840	$589	$521	$121	2,075
Normalizing Adjustment for Technology Costs[6]	—	3	—	—	3
Non-Cash and Non-Same-Store Adjustments	(162)	(32)	(140)	(121)	(456)
Same-Store Cash NOI[5]	678	560	381	—	1,622
Percentage Increase	3.0%	0.5%	1.5%	NM	2.0%

Modification Fees	—	—	—	—	—
Adjusted Same-Store Cash NOI[5]	$678	$560	$381	$—	$1,622
Adjusted Percentage Increase	3.4%	0.5%	1.5%	NM	2.2%

Prior Year
Income from Continuing Operations					$554
Depreciation and Amortization[3]					899
Interest Expense, G&A, Other Income and Expenses[4]					548
Reported Segment NOI[5]	$851	$604	$444	$102	2,001
Modification Fees	3	—	—	—	3
Non-Cash and Non-Same-Store Adjustments	(192)	(49)	(68)	(102)	(411)
NOI Impact from Change in FX	(4)	1	—	—	(3)
Same-Store Cash NOI[5]	658	556	376	—	1,590
Modification Fees	(3)	—	—	—	(3)

Adjusted Same-Store Cash NOI	$655	$556	$376	$—	$1,587

	2017
GBP (£) to USD ($)	1.32
USD ($) to CAD (C$)	1.25

[1]

The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.

[2]	See table titled “Net Operating Income (NOI) and Same-Store Cash NOI by Segment” for the three months ended September 30, 2017 for a detailed breakout of adjustments for each respective category.
[3]	Includes real estate depreciation and amortization, corporate depreciation and amortization and amortization of other intangibles.
[4]

Includes interest expense, general and administrative expenses (including stock-based compensation), loss on extinguishment of debt, merger-related expenses and deal costs, income from unconsolidated entities, income tax benefit, and other income and expenses.

[5]	Totals may not add across due to minor corporate-level adjustments and rounding.
[6]	Represents costs expensed by one operator related to implementation of new software.

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CONTACT:
Ventas, Inc.
Ryan K. Shannon
(877) 4-VENTAS